Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors

Swift Transportation Co., Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ KPMG LLP

Phoenix, Arizona
April 18, 2001